Exhibit 99.6

NOTICE OF WITHDRAWAL
To Withdraw
SHARES OF COMMON STOCK OF DANAHER CORPORATION
Pursuant to the
OFFER TO EXCHANGE
up to 127,868,000 Shares of Common Stock of
ENVISTA HOLDINGS CORPORATION
which are owned by Danaher Corporation
for Shares of Common Stock of
DANAHER CORPORATION
Pursuant to the Prospectus dated November 15, 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 13, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE, OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF DANAHER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus, dated November 15, 2019 (the “Prospectus”) in connection with the offer (“Exchange Offer”) by Danaher Corporation (“Danaher”) to exchange up to an aggregate of 127,868,000 shares of common stock of Envista Holdings Corporation (“Envista”), par value $0.01 per share, which are owned by Danaher, for outstanding shares of common stock of Danaher, par value $0.01 per share (“Danaher Common Stock”), that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.
Shares of Danaher Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer and, unless Danaher has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Danaher accepts shares of Danaher Common Stock pursuant to the Exchange Offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF DANAHER COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent at one of its addresses set forth at the end of this Notice of Withdrawal or by email transmission to CANOTICEOFGUARANTEE@computershare.com before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.
If you hold your shares of Danaher Common Stock through the Savings Plans (as defined in the Prospectus), you may withdraw or change your instructions previously submitted to the applicable plan trustee by issuing a new instruction to the plan trustee, which will cancel any prior instruction. Any new instructions must be received by the tabulator for the applicable plan trustee on your behalf by the deadline specified in the special instructions provided to you (or, if the Exchange Offer is extended, on any new plan participant deadline for receipt of instructions to withdraw or change previously submitted instructions that may be established by the plan administrator).

DANAHER COMMON STOCK TO BE WITHDRAWN
Certificated Shares		Direct Registration Shares*
Share Certificate Number(s)	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN:
*       If any shares of Danaher Common Stock were tendered through The Depository Trust Company (‘DTC’), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or email transmission notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF DANAHER COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.
This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Danaher Common Stock to be withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted to the exchange agent with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered shares of Danaher Common Stock, you must deliver this Notice of Withdrawal, before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer, to the exchange agent at:
The Exchange Agent for the Exchange Offer is:

By First Class Mail:	By Registered & Overnight Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021
By Email (For Notice of Guaranteed Delivery or Notice of Withdrawal only): CANOTICEOFGUARANTEE@computershare.com
Danaher will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal. None of Danaher, Envista, any of the dealer managers, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification.

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